Exhibit 10.2
CONSENT AND REAFFIRMATION OF GUARANTOR
This CONSENT AND REAFFIRMATION OF GUARANTOR (this “Consent”), is executed as of the 16th day of June, 2011, by FIRST POTOMAC REALTY TRUST (the “Guarantor”).
Guarantor has guaranteed certain obligations to the Lenders and the Agent pursuant to that certain Guaranty by Guarantor in favor of the Lenders and the Agent dated as of December 29, 2009 (the “Guaranty”). Guarantor hereby consents to the execution and delivery of the Third Amended and Restated Revolving Credit Agreement by and among the Borrower, the Lenders and the Agent (the “Third Amended and Restated Credit Agreement”) dated as of even date herewith to which this Consent is attached, and acknowledges and agrees that the entering into and performance by the parties thereunder shall in no way impair, limit, detract or derogate from the obligations and liabilities of Guarantor pursuant to the Guaranty. Capitalized terms used in this Consent but not otherwise defined herein shall have the meanings ascribed to them in the Third Amended and Restated Credit Agreement.
By executing this Consent, the Guarantor hereby: (a) acknowledges and agrees to the terms and conditions of the Third Amended and Restated Credit Agreement; (b) remakes, reaffirms and ratifies all of the warranties, representations and covenants of Guarantor contained in the Guaranty as of the date hereof with the same force and effect as if each of such representations and warranties and covenants had been made by the Guarantor on the date hereof and in this Consent, except to the extent that such representations and warranties relate solely to a prior date; (c) acknowledges that the Third Amended and Restated Credit Agreement amends and restates the Original Credit Agreement in its entirety but, for the avoidance of doubt, does not constitute a novation of the parties’ rights and obligations thereunder or under the Notes or the other Loan Documents; (d) absolutely and unconditionally reaffirms to the Agent and the Lenders that all obligations and liabilities of the Guarantor under the Guaranty, as affected by the Third Amended and Restated Credit Agreement, are hereby remade, reaffirmed and ratified and that it is bound by all of the terms of the Guaranty, as affected by the Third Amended and Restated Credit Agreement; and (e) confirms that its guaranty of the Obligations includes the Obligations under the Third Amended and Restated Credit Agreement and that the Guaranty remains in full force and effect notwithstanding the amendment and restatement of the Original Credit Agreement. The Guarantor further agrees that all references to the Loan Agreement in the Guaranty shall be deemed to refer to the Third Amended and Restated Credit Agreement from and after the date hereof.

GUARANTOR:

FIRST POTOMAC REALTY TRUST

By:	/s/ Barry Bass
Barry Bass, Executive Vice President and Chief Financial Officer
Signature Page to Consent and Reaffirmation of Guarantor